UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

iTALK INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54664	20-5302617
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

100 E. Linton Blvd., Suite 144-A, Delray Beach, Florida	33483
(Address of principal executive offices)	(Zip Code)

(877) 652-3834

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

iTalk Inc. (the “Company”) expects to report a significant decrease in revenue for United Mobile Solutions Corp., a wholly owned subsidiary of the Company (“UMS”), for the year ended December 31, 2015, compared to the revenues reported in the audited combined financial statements for UMS for the years ended December 31, 2014 and 2013, and the unaudited condensed combined financial statements for UMS for the six months ended June 30, 2015 and 2014 (collectively, the “UMS Financial Statements”), as filed as Exhibits 99.1 and 99.2 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 9, 2016. The expected decrease was attributable to the Company’s difficulty in obtaining additional inventory financing to facilitate continued growth. UMS revenues for the year ended December 31, 2015 are anticipated to approximate $10.2 million, compared to $17.1 million in 2014.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed, on January 29, 2016, the Company acquired UMS, which became a wholly owned subsidiary of the Company. On February 9, 2016, the Company filed a current report on Form 8-K to voluntarily provide the UMS Financial Statements and the notes thereto.

On June 10, 2016, following discussions on June 9, 2016 between David Levy, the Company’s Chief Executive Officer, and the Company’s independent registered public accounting firm, the Board of Directors of the Company concluded that the UMS Financial Statements should no longer be relied upon. Management determined that there were four legal actions commenced against the Company in November 2015 and December 2015, which were required to be disclosed in the notes to the UMS Financial Statements. Management believes that the principal amounts owing to vendors of approximately $1.1 million, which are the basis for the legal actions, have been properly reflected in the UMS Financial Statements, but is in the process of determining whether any additional loss contingencies need to be recorded.

In identifying the omitted disclosures for UMS, the Company also identified a legal action commenced against UMS and the Company in March 2016 which was not disclosed in the Company’s quarterly report on Form 10-Q for the quarter ended November 30, 2015, filed with the SEC on May 16, 2016. Management believes that the principal amount owing to the vendor of approximately $0.07 million, which is the basis for the legal action, has been properly reflected in the Company’s financial statements, but is in the process of determining whether any additional loss contingencies need to be recorded. The Company is working to amend its quarterly report on Form 10-Q for the quarter ended November 30, 2015 to provide the required disclosures.

Item 8.01.	Other Events.

In identifying the omitted disclosures, the Company also identified two additional legal actions commenced against UMS in April and May of 2016, seeking an aggregate of approximately $1.5 million for past services and financing provided to UMS.

In light of the legal actions described in this Item 8.01 and in Item 4.02 above, the completion of any of the Company’s outstanding SEC filings has been delayed pending consultation with the Company’s professionals to determine the status of each of these matters in order to provide adequate disclosure in future filings. As of the date of this current report on Form 8-K, the Company cannot provide a timeline for the completion of these filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iTalk, Inc.

Date: June 10, 2016	By:	/s/ David F. Levy
David F. Levy
Chief Executive Officer